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                                                                    EXHIBIT 23.3

                  Consent of Independent Petroleum Consultants


         As independent petroleum consultants, Ryder Scott Company, L.P. consents to the references to our reports dated December 31, 1999, December 31, 2000 and September 30, 2001, and to the reference to Ryder Scott Company, L.P., as experts in the field of petroleum engineering, which were incorporated by reference in your Form S-4 Registration Statement.



/s/ RYDER SCOTT COMPANY, L.P.
-----------------------------
RYDER SCOTT COMPANY, L.P.



Houston, Texas
January 10, 2002